Exhibit 99.1

Memorandum of Understanding, dated as of December 20, 2004

THCR MANAGEMENT SERVICES, LLC

TRUMP HOTELS & CASINO RESORTS

DEVELOPMENT COMPANY, LLC

1000 BOARDWALK

ATLANTIC CITY, NEW JERSEY 08401

December 20, 2004

Dean Mike, Chairman

Twenty-Nine Palms Band of Luiseno Mission Indians of California

46-200 Harrison Place

Coachella, California 92236

Dean Mike, Chairman

Twenty-Nine Palms Enterprises Corporation

46-200 Harrison Place

Coachella, California 92236

Dear Mr. Chairman:

Please accept this Memorandum of Understanding (this “Memorandum”) setting forth the agreements that have been reached as between THCR Management Services, LLC and Trump Hotels & Casino Resorts Development Company, LLC (collectively, “Trump”) and the Twenty-Nine Palms Band of Luiseno Mission Indians of California (the “29 Palms”) and the Twenty-Nine Palms Enterprises Corporation (“Enterprises,” and together with the 29 Palms, collectively, the “Tribe”) regarding (i) the Gaming Facility Development and Construction Agreement dated April 27, 2000, as amended by the First Amendment to Gaming Facility Development Construction Agreement dated March 28, 2002 (as so amended, the “Development Agreement”), (ii) the Amended and Restated Gaming Facility Management Agreement dated March 28, 2002 (the “Management Agreement”) and (iii) the Trademark License Agreement dated April 2000, as amended by the First Amendment to Trademark License Agreement dated March 28, 2002 (as so amended, the “License Agreement”). Capitalized terms used in this Memorandum and not otherwise defined herein shall have the meanings assigned to such terms in the Management Agreement.

1. General Agreements. We have agreed to the following with respect to the Management Agreement and Development Agreement:

A. Subject to the receipt by Trump of the payments described in the following sentence, the Management Agreement and Development Agreement shall be deemed terminated and of no further force or effect as of the “Termination Date,” as defined below, without any further act or agreement on the part of Trump or the Tribe, and notwithstanding any provision of any such agreement otherwise purporting to survive termination. On the Termination Date, and as a further condition to such termination, the Tribe will pay to Trump (i) all Management Fees earned by Trump pursuant to the Management Agreement for management services rendered through December 31, 2004 and (ii) a termination fee in the amount of Six Million ($6,000,000.00) Dollars. The payments to be made pursuant to the preceding sentence shall be in full satisfaction of any and all amounts which may be due to Trump from the Tribe under the Management Agreement, Development Agreement and License Agreement or any other agreement which may have been executed between the parties prior to the effective date of this Memorandum. Such payments shall be made by the Tribe to Trump by wire transfer to the account of Trump set forth on Exhibit A hereto without offset or set-off of any kind. In the event the Termination Date occurs after December 31, 2004, Trump shall continue to provide management services to the Tribe in accordance with the Management Agreement, and on the Termination Date the Tribe shall pay to Trump the Management Fee and termination fee provided in this Paragraph, but no Management Fee shall be due for services for the period January 1, 2005 through the Termination Date.

B. The parties acknowledge and agree that upon termination of the Management Agreement, the License Agreement shall terminate in accordance with its terms. Following the Termination Date, Trump shall, at Trump’s cost, be responsible for removing from the Facility all signage and other materials that use the name “Trump” or other marks licensed to the Tribe pursuant to the License Agreement. The Tribe shall provide to Trump all necessary access to the Facility in order to allow Trump to accomplish the removal of signage and other materials bearing the Trump marks. Trump shall have no obligation to replace any such signage or materials removed from the Facility. Such signage and materials shall be removed within ninety (90) days of the Termination Date. Trump shall turn over to the Tribe within ninety (90) days of the date of the Termination Date all materials, drawings, plans, memoranda and the like related to the design, development and/or construction of the Facility (and hotel/spa plans, to the extent doing so would not violate any proprietary rights of the Worth Group, PC), as well as any materials in its possession concerning meetings with the City of Coachella regarding sewer/water services and/or improvements to Dillon Road. Trump shall remove all signage and materials with the oversight of Enterprises management designated by the Tribe to minimize, to the extent possible, damage to the Facility and/or disruption of operations.

C. Upon the execution of this Memorandum, Trump and the Tribe shall jointly issue the press release attached hereto as Exhibit B (the “Press Release”) announcing the termination of the Management Agreement.

D. Attached hereto as Exhibits C and D are releases and non-disparagement agreements as between Trump and the Tribe (“Releases”). The Releases will be executed in duplicate originals by all parties thereto simultaneously with the execution of this Memorandum. The original, executed Releases in favor of the Tribe shall be held in escrow by Gary Kovall, as counsel for the Tribe, and the original, executed Release in favor of Trump shall be held in escrow by counsel for Trump. Counsel for each of the Tribe and Trump are hereby authorized to deliver all original Releases to their respective clients upon the Termination Date.

E. Attached hereto as Exhibit E is a letter of reference from the Tribe regarding Trump (the “Reference”). Five (5) originals of the Reference will be executed by the Tribe simultaneously with the execution of this Memorandum, and held in escrow by counsel for Trump. Counsel for Trump is hereby authorized to deliver the original References to Trump upon the Termination Date. In addition, in the event any members or representatives of any other tribe contacts either the Tribe or Enterprises regarding Trump, the Tribe or Enterprises will, as its sole response to such contact, provide to such members or representatives a copy of the Reference.

F. Following the Termination Date, Trump agrees to reimburse the Tribe for the amount, if any, paid by the Tribe in order to settle such portion of the Software Claim, as hereinafter defined, which the Tribe can reasonably establish is attributable to the actions of a Management Employee, as hereinafter defined, knowingly installing or using unlicensed software on a computer or computers at the Facility. The “Software Claim” shall mean the claim currently being asserted by Christie, Parker Hale, LLP on behalf of Microsoft Corporation, CPH Ref. B771:100.105. “Management Employee” shall mean any employee of Enterprises hired at the Facility after April 22, 2002, the commencement of management services by Trump under the Management Agreement. The Tribe agrees to continue to defend the Software Claim in good faith using Patrick Madamba, Jr., Esq. of Philadelphia, PA as counsel in such defense. Reimbursement shall include payment of such portion of a settlement amount attributable to the action of a Management Employee, payment for reasonable attorneys’ fees or payment for such portion of any judgment which may be entered against the Tribe attributable to the action of a Management Employee because the Software Claim could not be settled.

2. Termination Date. The Termination Date shall be the date upon which all of the following shall have occurred: (i) The United States Bankruptcy Court for the District of New Jersey shall have entered an order in Case Nos. 04-46905 and 04-46909 (collectively, the “Cases”), in form and content reasonably acceptable to the Tribe, approving this Memorandum and the Termination of the Management Agreement and Development Agreement pursuant hereto, and such other documents related to same, including, but not limited to, the Releases attached hereto as Exhibits C and D (“Bankruptcy Court Approval”), and such Bankruptcy Court Approval shall not be subject to stay; (ii) the Tribe shall have obtained from the “Lenders” under the May 14, 2004 Loan Agreement (the “Loan Agreement”) between the Tribe, certain Lenders referred to therein, National City Bank of Michigan/Illinois, as Administrative Agent and KeyBank, N.A., as Syndication Agent, a waiver of the provisions of Section 6.19 of such Loan Agreement and a termination of the May 14, 2004 Subordination Agreement made by Trump in favor of National City Bank of Michigan/Illinois, as Administrative Agent, in connection with such Loan Agreement (collectively, “Lender Approval”), each in form reasonably acceptable to the Tribe and Trump; and (iii) the Twenty Nine Palms Gaming Commission shall have duly adopted a resolution withdrawing the September 29, 2004 Record of Decision and issuing to Trump a license effective for a period of one (1) year from the issuance date enabling Trump to continue to manage the Facility, such license to contain conditions as the Commission may reasonably impose or apply after discussion with Trump and deliberations therefor. Trump shall prepare for filing a motion to approve this Memorandum, as well as all related documents, with the Bankruptcy Court within five (5) business days of execution of this Memorandum by the Tribe and provide to the Tribe’s counsel copies of such motion, including all pleadings, proposed orders and other materials to be filed with the Bankruptcy Court in connection with the approval of this Memorandum. Tribe and its counsel shall have the right to review and reasonably approve all such pleadings, proposed orders and other materials prior to their submission to the Bankruptcy Court. Trump agrees to file such motion within three (3) business days of approval by the Tribe and its counsel, and use its best efforts to obtain Bankruptcy Court Approval as set forth in this Paragraph at the hearing in the Cases scheduled for January 21, 2005. In the event the Bankruptcy Court requests Trump to prepare a form of order other than the form of order submitted with the motion, Trump shall provide a copy of such new form of order to the Tribe for its approval prior to submission to the Bankruptcy Court.

3. Termination of Memorandum. This Memorandum is a binding legal agreement effective upon complete execution hereof. However, in the event the Termination Date has not occurred on or before January 22, 2005, this Memorandum shall be automatically terminated and of no further force or effect; provided, however, Trump agrees on behalf of itself and its affiliates that if the Termination Date has not occurred and this Memorandum terminates pursuant to this paragraph, then Trump will not object to any proof of claim filed by the Tribe asserting a claim arising under the Management Agreement on the basis of such proof of claim being filed after the bar date established in the Cases so long as such proof of claim is filed within thirty (30) days after the date on which this Memorandum terminates in accordance with this paragraph.

4. Representations, Warranties and Covenants.

A. The 29 Palms represents, warrants and covenants as follows:

(1) The 29 Palms is a federally recognized Indian tribe designated by the United States Department of the Interior as the Twenty-Nine Palms Band of Luiseno Mission Indians of California, and the General Council, the Spokesman (generally referred to as the Tribal “Chairman”) and the Secretary-Treasurer of the 29 Palms together comprise the governing body of the 29 Palms and the sole authorized representatives to contract on behalf of the 29 Palms.

(2) This Memorandum does not violate or conflict with any charter, constitution, rule, precept or order of the 29 Palms, or any agreement, letter of understanding or letter of intent that the 29 Palms may have entered into with any other party; provided, however, the termination of the Management Agreement does require the approval, pursuant to Section 6.19 of the Loan Agreement, which approval the 29 Palms will secure prior to execution of this Memorandum.

(3) This Memorandum constitutes the legal, valid and binding obligation of the 29 Palms, enforceable against the 29 Palms in accordance with its terms.

B. Enterprises represents, warrants and covenants as follows:

(1) Enterprises’ execution, delivery and performance of this Memorandum and all the instruments and agreements executed in connection with this Memorandum have been properly authorized by Enterprises and do not require further corporate approval.

(2) This Memorandum has been properly executed and constitutes Enterprises’ legal, valid and binding obligations, enforceable against Enterprises in accordance with its terms.

(3) The execution and delivery of this Memorandum by Enterprises does not, and the performance by Enterprises of the obligations to be performed by Enterprises hereunder will not, conflict with, violate or constitute a default under the organizational documents of Enterprises or any agreement to which Enterprises is a party; provided, however, the termination of the Management Agreement does require the approval, pursuant to Section 6.19 of the Loan Agreement, which approval Enterprises will secure prior to execution of this Memorandum.

C. Trump represents, warrants and covenants as follows:

(1) Trump is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to conduct its business as now conducted.

(2) The execution, delivery and performance by it of this Memorandum and the consummation of the transactions contemplated thereby do not and will not violate or conflict with any provision of the charter documents or by-laws of Trump, or, subject to Lender Approval, any other agreement.

(3) This Memorandum has been duly executed and delivered by Trump and, subject to Bankruptcy Court Approval and Lender Approval, constitutes the legal, valid and binding obligation of Trump enforceable against it in accordance with its terms.

5. Successors and Assigns. The rights and obligations under this Memorandum are not assignable by the Tribe and are not assignable by Trump other than to an entity controlled by, controlling or under common control with Trump, as long as Trump is not released from its obligations under this Memorandum. This Memorandum and the other documents executed in connection herewith shall be binding on the debtors and debtors in possession in the Cases and any Chapter 7 or Chapter 11 trustee appointed in the Cases and shall survive the confirmation of a plan of reorganization and shall bind each reorganized debtor party hereto and all successors thereto under such plan of reorganization.

6. Confidentiality. The parties acknowledge that confidential information has been delivered by each to the other and that the confidential information constitutes valuable trade secrets, and may include, but not be limited to, information regarding the parties’ organization, financial matters, marketing and development plans, budget or other information of a proprietary nature. The parties shall use such confidential information solely in accordance with and in furtherance of this Memorandum, and each will not disclose, or permit to be disclosed, the other’s information, directly or indirectly, to any third party without the other’s prior written consent. Trump acknowledges and agrees that nothing contained in this Paragraph 6 is intended to restrict or limit the Tribe’s ability to use organization, financial, marketing, and development plans, budget and other information regarding the Tribe’s casino and which is in the possession Enterprises as of the date hereof, even if such information was developed by Trump.

7. Arbitration; Limited Waiver of Sovereign Immunity.

A. In the event of any disagreement or dispute between the parties arising from or regarding the interpretation or enforcement of this Memorandum or any rights, remedies or obligations arising hereunder, the matter shall be resolved exclusively by binding arbitration to be conducted in Los Angeles, California pursuant to the Rules of the Judicial Arbitration Mediation Service. Neither the submission of this Memorandum and related documents to the Bankruptcy Court nor the review and approval by the Tribe of any pleadings or other filings in connection with the approval of this Memorandum by the Bankruptcy Court shall constitute an agreement by the Tribe to submit to the jurisdiction of such Court. The parties agree that the arbitrator shall have the power to fashion equitable remedies and to grant preliminary and permanent injunctive relief, award damages, and impose sanctions to the extent deemed appropriate by the arbitrator. The decision and rulings of the arbitrator shall be final and binding, and shall not be subject to review by any court, regardless of alleged errors of law or alleged mistakes of fact. Judgment upon the award or rulings of the arbitrators may be entered in any court having jurisdiction thereof pursuant to California Code of Civil Procedure Section 1285 et seq. The prevailing party in any arbitration shall be entitled to its reasonable attorneys fees and costs, including expert fees, incurred in the arbitration and any action to compel arbitration or enforce an arbitral award.

B. The parties agree that, should a dispute arise, they will mutually agree upon the selection of an appropriate arbitrator from the members of the Judicial Arbitration Mediation Service in accordance with the Rules of the Judicial Arbitration Mediation Service.

C. The Tribe and Enterprises do hereby expressly grant a limited waiver of their sovereign immunity and hereby submit to the jurisdiction of the Federal District Court for the Central District of California, the United States Circuit Court of Appeals for the Ninth Circuit, and the United States Supreme Court, or such court of the State of California as may have subject matter jurisdiction, for the purposes of compelling arbitration in the event either party refuses to arbitrate and the enforcement of any decision of the arbitrator. The Tribe and Enterprises agree to take any and all steps necessary to confer upon any such court for the purposes set forth in this Paragraph personal and subject matter jurisdiction within the limited waiver of sovereign immunity agreed to in this Paragraph. The Tribe hereby waives any requirement that disputes hereunder be submitted to any court, agency or instrumentality of the Tribe, or that Trump is otherwise required to exhaust tribal remedies. Attached hereto as Exhibits F and G are duly adopted resolutions of the General Council of the 29 Palms and the Board of Directors of Enterprises authorizing the execution, delivery and performance by the Tribe of this Memorandum and confirming the waiver of sovereign immunity set forth in this Paragraph. Upon the request of Trump, the Tribe will obtain resolutions of the General Council of the 29 Palms and the Board of Directors of Enterprises ratifying the execution and delivery of this Memorandum and the exhibits hereto, and the waivers of sovereign immunity contained therein, in form reasonably acceptable to Trump, and deliver such ratifying resolutions to Trump prior to the Termination Date.

E. The waiver granted by the Tribe under this Paragraph is strictly limited to disputes or disagreements arising under this Memorandum and shall not extend to any other agreement.

8. Notices. Any notice, demand or other communication required or permitted to be given hereunder, shall be in writing and shall be personally served or sent by registered or certified mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier service, or by facsimile transmission, addressed to the party to be so notified as follows (or to such other address or person as either party or person entitled to notice may, by notice to the other in accordance herewith, specify):

If to the Tribe or Enterprises, to:	Dean Mike, Chairman
Twenty-Nine Palms Band of Luiseno Mission Indians of California
46-200 Harrison Place
Coachella CA 92236

with a copy to:	Gary Kovall, Esq.
22411 Canyon Club Drive
Canyon Lake CA 92587

If to Trump, to:	Robert M. Pickus
Executive Vice President and General Counsel
Trump Hotels & Casino Resorts, Inc.
1000 Boardwalk
Atlantic City NJ 08401

with a copy to:	Peter Michael Laughlin, Esq.
Graham, Curtin & Sheridan
4 Headquarters Plaza
PO Box 1991
Morristown NJ 07962-1991

and to:	Dennis J. Whittlesey, Esq.
JacksonKelly PLLC
2401 Pennsylvania Avenue, NW
Suite 400
Washington DC 20037

Unless otherwise specified, notices shall be deemed given when received.

9. No Oral Modification. This Memorandum may not be modified or amended orally, and only an agreement in writing executed by the party against whom such modification or amendment is sought to be enforced shall be effective.

10. Integration. This Memorandum contains the entire agreement between the parties hereto relating to the subject matter hereof and is intended to be an integration of all prior agreements, conditions or undertakings between the parties hereto relating to the subject matter hereof. Except as expressly set forth herein, there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, expressed or implied, between the parties.

11. Governing Law. This Memorandum shall be governed by and construed in accordance with the laws of the State of California and, to the extent necessary, the Indian Gaming Regulatory Act, 25 U.S.C. § 2701, et seq.

[Signature page follows]

12. Counterparts. This Memorandum shall not be effective until executed by all parties hereto, and may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts when taken together shall constitute but one and the same instrument.

Very truly yours,

THCR MANAGEMENT SERVICES, LLC
TRUMP HOTELS & CASINO RESORTS
DEVELOPMENT COMPANY, LLC,
as Debtors and Debtors in Possession

	By:	/S/ ROBERT M. PICKUS
Robert M. Pickus
Executive Vice President
Agreed to and Accepted:

TWENTY-NINE PALMS BAND OF LUISENO
MISSION INDIANS OF CALIFORNIA

	By:	/S/ DEAN MIKE
Dean Mike, Chairman

TWENTY-NINE PALMS ENTERPRISES CORPORATION

	By:	/S/ DEAN MIKE
Dean Mike, Chairman